UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2017

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2017, AmeriGas Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership and the operating partnership of AmeriGas Partners, L.P. (the "Partnership"), entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement"), by and among the Operating Partnership, as Borrower, AmeriGas Propane, Inc. (the "General Partner"), the general partner of the Partnership and the Operating Partnership, as a Guarantor thereunder, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, Credit Suisse, AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Citizens Bank of Pennsylvania, PNC Bank, National Association, Branch Banking and Trust Company, Citibank, N.A., The Bank of New York Mellon, Bank of America, N.A., Manufacturers and Traders Trust Company, BNP Paribas, TD Bank, N.A., and the other financial institutions from time to time party thereto (the "Lenders"). All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The Credit Agreement amends and restates an Amended and Restated Credit Agreement that the Operating Partnership, as Borrower, the General Partner, as the Guarantor thereunder, and certain of the Lenders previously entered into on June 18, 2014, as amended from time to time (the "Existing Credit Agreement"). The terms of the Existing Credit Agreement were described in the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 24, 2014.

Among other things, the Credit Agreement (i) excludes surety bonds from the definition of Consolidated Total Indebtedness, (ii) increases the Revolving Credit Commitment to $600 million from $525 million, (iii) increases the L/C Commitment to $150 million from $125 million, (iv) increases the maximum permitted Consolidated MLP Total Leverage Ratio to 5.75 to 1.00, (v) amends the definition of Applicable Margin with respect to Loans, such that, if Consolidated MLP Total Leverage Ratio is greater than 5.25 to 1.00, Loans are either priced at 2.75% over LIBOR or 1.75% over Base Rate, (vi) extends the Revolving Credit Maturity Date to December 15, 2022 from June 18, 2019, (vii) provides that all leases that would have been treated as operating leases under GAAP prior to the issuance of the February 26, 2016 ASU by the FASB shall continue to be accounted as operating leases for purposes of all financial definitions and calculations under the Credit Agreement notwithstanding the change in GAAP, and (viii) increases the basket of unsecured Indebtedness of the Partnership owing to the General Partner or an Affiliate of the General Partner to $200 million from $100 million.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amended and Restated Credit Agreement dated as of December 15, 2017 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the other financial institutions from time to time party thereto.

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of December 15, 2017 by and among AmeriGas Propane, L.P., as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the other financial institutions from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

December 20, 2017	By:	/s/ Jessica A. Milner

Name: Jessica A. Milner
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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